EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 USC, SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Freeze Tag, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2025, as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Robert Vardeman, Jr., Principal Executive Officer, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 15, 2025	By:	/s/ Robert Vardeman, Jr.
Robert Vardeman, Jr.
President and Director (Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Freeze Tag, Inc. and will be retained by Freeze Tag, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.